                                                                       Exhibit 5
                                                                       ---------

                        OLLE, MACAULAY & ZORRILLA, P.A.
                               ATTORNEYS AT LAW
                               1402 MIAMI CENTER
                         201 SOUTH BISCAYNE BOULEVARD
                             MIAMI, FLORIDA 33131
                                     -----
                                (303) 358-9200
                           TELECOPIER (305) 358-9617


                               September 12, 1995


BCT International, Inc.
3000 N.E. 30th Place
Fifth Floor
Ft. Lauderdale, Florida  33306

          Re:  BCT International, Inc. Form S-3
          Registration Statement (No. 33-              )
          ----------------------------------------------

Gentlemen:

     We have acted as counsel to BCT International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the distribution and sale by certain security holders of the Company of up to 1,834,196 shares of the Company's Common Stock, par value $0.04 per share, as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering to which the Registration Statement relates.

     We have examined original, photostatic or certified copies of such records of the Company, including the Certificate of Incorporation, the Bylaws and minutes, the Registration Statement and other documents as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to our opinions we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

     Based on the foregoing and subject to the comments and exceptions noted below, we are of the opinion that the 1,834,196 shares of Common Stock covered by the Registration Statement have been duly and validly issued and are fully paid and non-assessable.

BCT International, Inc.
September 12, 1995
Page 2


                                 *     *     *     *     *

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission's rules and regulations thereunder.

                                         Sincerely,

                                         Olle, Macaulay & Zorrilla, P.A.



                                         By: /s/ Robert B. Macaulay
                                            ----------------------------
                                            Robert B. Macaulay

RBM/mcf


                        OLLE, MACAULAY & ZORRILLA, P.A.